EXHIBIT 99.1

ICU Medical, Inc. Announces Time of Third Quarter 2010 Earnings Call

SAN CLEMENTE, Calif., Oct. 6, 2010 (GLOBE NEWSWIRE) -- ICU Medical, Inc. (Nasdaq:ICUI) today announced the time of its third quarter 2010 earnings release conference call.

ICU Medical, Inc. develops, manufactures and sells innovative medical technologies used in vascular therapy, oncology, and critical care applications. ICU Medical's products improve patient outcomes by helping prevent bloodstream infections, protect healthcare workers and patients from exposure to infectious diseases or hazardous drugs, and monitor the hemodynamic status of critical care patients. The company's complete product line includes custom I.V. systems, closed delivery systems for hazardous drugs, needleless I.V. connectors, catheters and cardiac monitoring systems. ICU Medical is headquartered in San Clemente, California.

The Company will release its third quarter 2010 results at approximately 4:00 p.m. EDT (1:00 p.m. PDT) and will be conducting a conference call concerning those results at 4:30 p.m. EDT (1:30 p.m. PDT) on Monday, October 18, 2010. The call can be accessed at 866-783-2143, passcode 41883861 or by replay at 888-286-8010, passcode 18772156. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay. Certain information provided as part of that call will be provided on the Company's website at www.icumed.com within 48 hours of the call.

CONTACT:  ICU Medical, Inc.
          Scott E. Lamb, Chief Financial Officer
          (949) 366-2183

          ICR, Inc.
          John F. Mills, Senior Managing Director
          (310) 954-1100